Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

Esperion Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	457(h)	1,571,842 (2)	$3.81(3)	$5,988,718	0.0000927	$555.15
Total Offering Amounts					$5,988,718		$555.15
Total Fee Offsets							$—
Net Fee Due							$555.15
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Represents an automatic annual increase on January 1, 2022 to the number of shares reserved for issuance under the Amended and Restated 2013 Stock Option and Incentive Plan (the “Option Plan”) pursuant to the terms of the Option Plan. Shares available for issuance under the Option Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on February 23, 2021 (Registration No. 333-253414), February 27, 2020 (Registration No. 333-236712), December 21, 2018 (Registration No. 333-228994), February 20, 2018 (Registration No. 333-223105), February 22, 2017 (Registration No. 333-216169), December 22, 2015 (Registration No. 333-208702), August 6, 2015 (Registration No. 333-206180), January 6, 2015 (Registration No. 333-201378), March 13, 2014 (Registration No. 333-194536), and July 1, 2013 (Registration No. 333-189738).
(3)	The price of $3.81 per share, which is the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Market on February 15, 2022, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.